EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia International Stock Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Brookhan Technology PLC
	Date of Purchase:       4/11/2000
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                        Banc of America Securities LLC
	                        Wit Soundview
	Aggregate dollar amount of purchase:
					$250,000 British Pound
	Aggregate dollar amount of offering:
					$193,600,000 British Pound
	Purchase price (net of fees and expenses):
	$9.58 British Pound
	Date offering commenced:
					4/11/2000
	Commission:			$0.42 British Pound




2)	Issuer:                 Sina.Com
	Date of Purchase:       4/13/2000
	Underwriter from whom Purchased:
                              Morgan Stanley Dean Witter
	Affiliated Underwriters:
		FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                        Chase H & Q
	                        China Int'l Capital Corp.
	Aggregate dollar amount of purchase:
					$51,000
	Aggregate dollar amount of offering:
					$68,000,000
	Purchase price (net of fees and expenses):
	$16.29
	Date offering commenced:
					4/13/2000
	Commission:			$0.71